CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated March 28, 2012 on Dreyfus Cash Management for the fiscal year ended January 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-94930 and 811-4175) of Dreyfus Cash Management.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 24, 2012